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                                                                     Exhibit 5.1

May 25, 2001


Philadelphia Suburban Corporation
762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania  19010

Re: Philadelphia Suburban Corporation - Registration Statement on Form S-3 Filed in connection with the Philadelphia Suburban Corporation Dividend Reinvestment and Direct Stock Purchase Plan
     ------------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.50 per share ("Common Stock") under the Company's Dividend Reinvestment and Direct Stock Purchase Plan (the "DRP").

We have examined the Registration Statement and such corporate records, statutes and other documents, as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with originals of documents submitted to us as copies thereof.

In our opinion, the Shares, when issued and sold as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

Our opinion set forth above is limited to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Experts" contained in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP